SECURITIES AND EXCHANGE COMMISSION

                                       Washington, D.C.  20549

                                              FORM 8-K

                                           CURRENT REPORT

                                 Pursuant to Section 13 or 15(d) of
                                 the Securities Exchange Act of 1934


                                           October 10, 1996
                           Date of Report (Date of earliest event reported)




                                        GULFWEST OIL COMPANY
                        (Exact name of registrant as specified in its charter)

                                                Texas
                             (State or other jurisdiction of incorporation)

       33-13760-LA                                               87-0444770

 (Commission File Number)                                       (IRS Employer
                                                          Identification Number)


           2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816
                           (Address of principal executive offices)

         Registrant's telephone number, including area code:   (504)  293-1100








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ITEM 2.           ACQUISITION OF ASSETS

         On October 10, 1996, GulfWest Texas Company, a wholly owned subsidiary of GulfWest Oil Company (the "Company"), purchased from Gary O. Bolen, individually and d/b/a Badger Oil Company, and Pharaoh Oil and Gas, Inc., unrelated parties (collectively "Pharaoh"), 100% working interest in 279 oil wells on 5,100 acres in the Vaughn Field, Crockett County, Texas, for $3.1 million, pursuant to a Purchase and Sale Agreement (the "Agreement") dated
June 12, 1996.

         Currently, 82 of the oil wells acquired are active, producing an aggregate of 235 barrels of oil per day. The Company plans to place 80 of the inactive wells back in production over the next six months through enhancement and recompletions, increasing production to approximately 420 barrels per day. The properties have proved developed producing and non-producing oil reserves estimated at 1.3 million barrels. The field has numerous infield drilling locations as well as secondary recovery potential.

         Under the terms of the Agreement, the Company paid $1.6 million in cash, using substantially all of the proceeds of the Companys recent Private Offering of preferred stock, and the balance was financed by the seller. The Company executed a term note to Pharaoh for $1.5 million, together with interest thereon, at a variable rate of interest per annum equal to the Prime Rate of the Texas Commerce Bank National Association of Midland, Texas plus 1.5% per annum, but in no event to exceed the highest lawful rate. The note is due and payable in thirty-six (36)monthly installments with the first thirty-five (35) in the amount of $14,342.88 plus accrued interest due and payable on or before the 22nd day of each and every month, beginning on November 22, 1996, and one final installment of the entire unpaid balance of principal and accrued interest due on or before October 22, 1999, unless otherwise extended. The properties are encumbered by a first mortgage held by the Texas Commerce Bank, who has agreed to release the mortgage upon receipt of $1,274,000 in principal, plus accrued interest.

         Management of the Company negotiated the purchase price based upon a report on the property provided by the independent engineering firm of Ryder Scott Company, Denver, Colorado.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  It is impracticable to provide the required financial state-ments at this time. Such statements will be filed under cover of Form 8 no later than December 9, 1996.



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         (b)      Pro Forma Financial Information

                  Pro forma information will also be filed under cover of Form 8 no later than December 9, 1996.

         (c)      Exhibits

                  2.1 Purchase and Sale Agreement, with amendments, between Pharaoh Oil and Gas, Inc., as Seller, and WestCo Producing Company, as Purchaser, dated June 12, 1996.

                  2.2 Addendum of Purchase and sale Agreement by and between Gary O. Bolen, Individually and d/b/a Badger Oil Company, Pharaoh Oil and Gas, Inc. and GulfWest Texas Company.

                  2.3 Assignment of Purchase and Sale Agreement by and between Gary O. Bolen, Individually and d/b/a Badger Oil Company, Pharaoh Oil and Gas, Inc., GulfWest Texas Company and WestCo Producing Company.

                  2.4 Assignment and Bill of Sale by and between Gary O. Bolen, Individually and d/b/a Badger Oil Company and Pharaoh Oil and Gas, Inc. as Assignor and GulfWest Texas Company as Assignee.

                  3.1 Articles of Incorporation of the Company and Amend-ments thereto previously filed with the Companys Registration Statement (on Form S-1, Reg. No. 33-53526), filed with the Commission on October 21, 1992.

                  3.2 Statement of Resolution Establishing and Designating the Companys Class AA Preferred Stock, filed with the Secretary of State of Texas as an amendment to the Companys Articles of Incorporation on September 23, 1996.

                  3.3 Statement of Resolution Establishing and Designating the Companys Class AAA Preferred Stock, filed with the Secretary of State of Texas as an amendment to the Companys Articles of Incorporation on September 23, 1996.

                  4.1 Term Note in the amount of $1,500,000.00 payable to the order of Pharaoh Oil and Gas, Inc and to be executed by GulfWest Texas Company.

                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        GULFWEST OIL COMPANY



Date:   October 25, 1996               By: /s/Jim C. Bigham
                                           Jim C. Bigham
                                           Executive Vice President\Secretary

EXHIBIT 2.1

                              PURCHASE AND SALE AGREEMENT
                                                                  June 12, 1996


         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of the 12th day of June, 1996, between PHARAOH OIL & GAS, a Texas corporation, with offices at 400 W. Illinois, Suite 940, Midland, Texas 79701, herein collectively referred to as "SELLER," and WESTCO PRODUCING COMPANY, a Texas corporation, with offices at 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248, herein referred to as "PURCHASER," with SELLER and PURCHASER being sometimes collectively referred to hereafter as the "Parties", or individually as a "Party".

                                       RECITALS:


         a. SELLER owns the Properties described and defined in Exhibit A (attached hereto and hereinafter referred to as the Properties).

         b. The Parties hereto have agreed that subject to the exclusions and conditions set forth herein and in the Assignment, SELLER shall sell and convey, and PURCHASER shall purchase and accept, all of SELLER's right, title and interest in and to the Properties.

                                     WITNESSETH:

         IN CONSIDERATION OF the covenants, obligations, and agreements of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, for themselves and their respective successors and assigns, covenant, and agree as follows:

                                     ARTICLE I

                        SALE AND PURCHASE OF INTERESTS

         Section 1.01. Agreement to Sell; Purchase Price. Subject to the terms and conditions of this Agreement, SELLER shall sell and convey, and PURCHASER shall purchase and accept 100% (all) of SELLERS interests in and to the oil, gas and mineral leases, wells, and equipment related to as set out and described in Exhibit A, for a total Purchase Price of THREE MILLION DOLLARS ($3,000,000) (hereinafter the "Purchase Price"), payable by PURCHASER in the manner described in Section 1.03. All references herein to "$" or "dollars" shall be to United States currency.

         Section 1.02. Performance Deposit. As evidence of good faith, PURCHASER agrees to deposit with SELLER upon execution of this Agreement, a cash performance deposit of ONE HUNDRED THOUSAND DOLLARS ($100,000.00). The perfor-mance deposit is non-refundable except as specifically provided for herein, and, if refunded, shall be without interest. In the event PURCHASER fails, refuses, or is unable for any reason to close the sale in accordance with the terms and conditions of this Agreement, then unless material breach of this Agreement by SELLER causes the sale not to close or the PURCHASER is otherwise expressly excused under Section 2.07 or 3.02 of this Agreement from performance under the terms and conditions herein, SELLER may, at its option, retain the performance deposit as agreed liquidated damages and not as a penalty. If closing occurs, the performance deposit will be applied to the purchase price without credit for interest.

         Section 1.03. Payment of Purchase Price. Subject to the terms and conditions of this Agreement, at the closing for the Properties, PURCHASER shall pay to SELLER the Purchase Price for the Properties by certified or immediately available funds.

         Section 1.04. Conveyance of Title. The Properties shall be assigned and conveyed by SELLER to PURCHASER on the closing date by delivery of the assignment in the form of Exhibit B attached hereto (the "Assignment"), incorporated herein by this reference, which assignment shall be dated effective as of the Closing Date, which will be on or before September 10, 1996 (the Closing Date).

         Section 1.05. Ownership of Properties. SELLER shall be entitled to all of the respective rights of ownership of the Properties (and shall be subject to the duties and liabilities of such ownership) attributable to the Properties and attributable to periods of time prior to the Closing Date, including oil in the tanks prior to 7:00 a.m. local time on the Closing Date. PURCHASER shall be entitled to all of the rights of ownership of the Properties (and shall be subject to the duties and liabilities of such owner-ship) attributable to the Properties and attributable to periods of time from and after the Closing Date.


                                ARTICLE II

                              TITLE MATTERS

         Section 2.01. Assignment of Properties. The Assignment shall be made and evidenced by delivery to PURCHASER of duly executed and acknowledged counterpart Assignments.

         Section 2.02. Assignment of Personal Property. The sale of the Personal Property (as such term is defined in the Assignment) is to be made "AS IS" and "WHERE IS" without any warranty, other than a special warranty of SELLER as to the absence of liens, security interests, and encumbrances. No provision of or limitation or negation of any warranties in this Section,
Section 2.02, or in the Assignment(s) and transfer instruments to be delivered to PURCHASER upon the Closing(s) hereof shall be construed to limit or affect and shall not operate to limit or affect the indemnities from SELLER in favor of PURCHASER in this Agreement, including Section 2.04 hereof, or in said Assignment(s).

         Section 2.03.              Indemnity.

         (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set out below:

                  (i) "Claims" means any and all claims, costs, and expenses of any nature whatsoever, including without limitation on the generality of the foregoing, any and all pending, asserted, threatened, and/or final claims, demands, suits or actions (including without limitation any and all state, federal, and/or municipal arbitral, administrative damage, injunctive, declaratory judgment, and/or other suits, hearings, and/or actions, and any appeals therefrom, and any rehearings, trials de nova, and/or new trials in whole or in part thereof), judgments, orders, rulings, decrees, awards, costs, expenses, attorneys' fees, court costs, costs and fees of witnesses of any type, costs of investigation, settlements, causes of action, costs of discovery and depositions, costs of any bonds (to the extent required under applicable rules and law governing the filing and/or appeal of any suit or action, or to the extent necessary to release a lien or garnishment on, or sequestration of, any property), and any civil and/or criminal penalties or assessments.

                  (ii) "Covered Events" means any and all Claims which arise out of or in connection with, or are occasioned by, directly or indirectly, (a) the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of any of the Properties assigned and/or sold under this Agreement, (b) any injuries to persons or damages to or loss of property in connection with the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of any of the Properties assigned and/or sold under this Agreement, (c) the violation of or non-compliance with any applicable laws, rules, orders, and/or regulations (including without limitation, those relating to the environment) relating to the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of any of the Properties assigned and/or sold here-under, and/or (d) the breach by and Party of the covenants, obligations, and/or warranties of such Party under this Agreement or the documents and instruments required to be delivered upon the Closing(s), or under the Leases, unit agree-ments, operating agreements, permits, easement, rights of way, licenses, surface leases, gas contracts, processing agreements, and other contracts and agreements to which all or any part of the Properties may be subject or to which such Party may be bound.

                 (b) Indemnity by PURCHASER. PURCHASER covenants and agrees to, and shall, indemnify, defend, and hold SELLER (and its successors, assigns, attorneys, representatives, agents, officers, and employees) harmless from and against any and all Covered Events arising after the Closing Date.
For purposes of the preceding sentence, a Covered Event "arises" on the date when the first fact, condition, conduct, act, or omission constituting the basis for such covered Event occurred or took place, rather than on the date on which a Claim respecting such Covered Event was asserted or became payable. Notwith-standing anything contained herein to the contrary, PURCHASER shall in compliance with all applicable leases, laws, rules, and regulations, cause to be plugged and abandoned (which shall include the restoration of the lands, the filling of all salt water reserve and other pits, and the removal of all concrete structures, equipment, and other facilities, to the extent necessary or required by applicable leases, rules, laws, and regulations in connection with such plugging and abandonment), any and all wells on the Properties; and shall indemnify, defend, and hold SELLER harm-less from and against all Claims relating to such plugging and abandonment.

         Section 2.04. Indemnity by SELLER. SELLER covenants and agrees to, and shall, indemnify, defend, and hold PURCHASER (and its successors, assigns, attorneys, representatives, agents, officers, and employees) harmless from and against any and all Covered Events arising before the Closing Date.
For purposes of the preceding sentence, a Covered Event "arises" on the date when the first fact, condition, conduct, act, or omission constituting the basis for such Covered Event occurred or took place, rather than upon the date on which a Claim respecting such Covered Event was asserted or became payable.

         Section 2.05. Liens and Encumbrances. As of the date hereof and the Closing Date, SELLER represents that the Properties are free and clear of all liens, encumbrances, and defects, except those liens, encumbrances and defects described on Exhibit E ("Permitted Encumbrances").

         Section 2.06. Preferential Rights. Without hereby lim-iting the conditions in this Agreement or other provisions hereof, SELLER shall obtain and deliver to PURCHASER 15 days before the Closing Date, waivers of all preferential rights to purchase all or any part of the Properties and any consent of third parties necessary to complete the contemplated transfer of the Properties.

         Section 2.07. Title Defects. As a condition to PURCHASER's obligations under this Agreement, title to the Properties shall as of the Closing Date be good and marketable, and free and clear of any and all title defects, mortgages, liens, security interests, encumbrances, encroachments, claims or requirements prior to the Closing Date ("title defects"). If a title defect cannot be cured, within 30 days, to the satisfac-tion of the PURCHASER'S lender or investment banker, the $100,000 deposit will be returned to the PURCHASER.

                              ARTICLE III

                     ACCESS TO DATA AND INFORMATION

         Section 3.01. Access of PURCHASER. As a public company, PURCHASER has a reporting requirement to the Securities and Exchange Commission ("SEC") based upon the accounting data for the properties for the one (1) calen-dar year prior to the purchase. SELLER shall continue to provide PURCHASER full access to SELLER's books, records, files, and other pertinent data relating to the Properties, including the aforementioned accounting data, and shall make available to PURCHASER all documents, data, and information whatsoever relating to the Properties, including, without limitation, all books, records, files, reports, studies, logs, summaries, and other data and information in the posses-sion of SELLER. To the extent SELLER does not have possession of any of the documents, instruments, data, or informa-tion needed by PURCHASER, SELLER shall expend best efforts to obtain same from any operator or other person(s) in possession thereof.

         Section 3.02. Third Party Reserve Report. The PURCHASER is required to have a third party engineering and evaluation report prepared using S.E.C. guide lines. It is necessary as a condition of closing that this report reflects the proved reserves and economic value as set forth in Exhibit F. PURCHASER will be responsible for all cost as of this report.


                              ARTICLE IV

       REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS

         Section 4.01. Representations, Warranties, and Additional Covenants of SELLER. SELLER represents, warrants, and covenants to and for the benefit of PURCHASER that:

         (a) This Agreement has been duly executed and delivered on its be-half and constitutes the binding and legal obligation of SELLER, and at the Closing Date all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and shall constitute the binding legal obligation of SELLER.

         (b) No suit, action, other proceeding, or claim is, or at and as of the Closing Date shall be, pending, asserted, anticipated, or threatened before any court, arbitrator, or governmental agency seeking to restrain or prohibit or declare illegal, or seeking damages in connection with or related in any manner to, the Properties.

         (c) It has, and will have on and as of the Closing Date, a good and legal right to sell and convey the Properties to PURCHASER and SELLER is in good standing with all government agencies.

         (d) All due and payable taxes and assessments (including appli-cable penalties and interest based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Properties) have been, and will have been on and as of the Closing Date, paid in full.

         (e) It is not, and at Closing shall not be, obligated to deliver hydrocarbons at some future time without then or thereafter receiving full pay-ment therefor. No person or entity shall have any call upon, option to purchase or similar rights with respect to any portion of the production from the Proper-ties.

         (f) From the date hereof until the Closing Date, it will not enter into any new agreements or commitments with respect to the Properties, will not incur any obligations or liabilities other than for normal operating expenses with respect to the Properties, will not abandon, or consent to abandonment of, any producing or shut-in well located on the Properties nor release or abandon all or any portion of any of the Properties, will not modify or terminate any of the agreements, licenses, leases, or permits relating to the Properties, and will not encumber, sell or otherwise dispose of the Properties other than personal property which is replaced by equivalent property or consumed in the ordinary course of operation of the Properties.

         (g) To the best of its knowledge, all valid laws, regulations and orders of all governmental entities or persons having jurisdiction over the Properties have been complied with.

         (h) To the best of its knowledge and belief it has made available to PURCHASER for inspection and copying copies of all contracts and agreements in its possession affecting or pertaining to the Properties.

         (i) Since the date hereof until Closing, SELLER has caused all debts and liabilities of any character incurred in the operation, maintenance, and development of the Properties prior to the Closing Date for such Properties and attributable to the interest of SELLER to be paid. SELLER has caused all rentals, royalties, and other payments payable under the leases, surface leases, and other contracts and agreements forming a part of the Properties to be properly and timely paid.

         Section 4.02.              PURCHASERS' Representations and Warranties.
PURCHASER represents to and for the benefit of SELLER that:

         (a) The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of PURCHASER.

         (b) This Agreement has been duly executed and delivered on behalf of PURCHASER, and at the Closing all documents and instruments required here-under to be executed and delivered by PURCHASER shall have been duly executed and delivered.

         Section 4.03. Confidentiality. Until the earlier of the termination of this Agreement according to its terms or the Closing Date, PURCHASER shall maintain confidentiality regarding this Agreement and shall not disclose, other than to its employees, directors, shareholders, affiliates, attorneys, agents, consultants, financial institutions, financial partners, or participants and as required by court order, applicable law or regulations, information regarding the foregoing except with the prior written consent of SELLER, which consent shall not be unreasonably withheld. In the event the SELLER and PURCHASER consummate the transaction contemplated herein, the obliga-tions of PURCHASER regarding information contained in this Section4.03 shall terminate at the Closing.

         After the Closing Date, SELLER shall maintain confidentiality regarding this Agreement and shall not disclose, other than to its employees, directors, shareholders, affiliates, attorneys, agents, consultants, financial institu-tions, and as required by court order, applicable law or regulations, or for purposes of the preparation of SELLER's tax returns, information regarding the foregoing except for announcements of the fact of sale and the purchaser thereof (but not specific details on the terms of such sale), or except with the prior written consent of PURCHASER, which consent shall not be unreasonably withheld.

         Section 4.04.              Warranties and Representations at Closing.
SELLER and PURCHASER represent and warrant, for a period from the Closing through the expiration of eighteen (18) calendar months thereafter, that the representations and warranties of the Parties contained in Sections 4.01 and
4.02 were true at and as of the Closing.

                               ARTICLE V

                   Conditions Precedent to the Closing

         Section 5.01. Conditions Precedent to SELLER's Obligation to Close. SELLER shall be obligated to consummate the sale of the Properties as contemplated hereby at the Closing provided the following conditions precedent shall have been satisfied, or if not satisfied, shall have been waived in writing by SELLER:

         (a) All representations and warranties of PURCHASER contained in this Agreement shall be true and correct in all material respects as of the Closing.

         (b) PURCHASER in all material respects shall have complied with this Agreement on or prior to the Closing.

         Section 5.02. Conditions Precedent to PURCHASER'S Obliga-tions to Close. PURCHASER shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement at the Closing, provided that the following conditions precedent shall have been satisfied, or, if not satisfied, shall have been waived in writing by PURCHASER:

         (a) All representations and warranties of SELLER contained in this Agreement shall be true and correct in all material respects at and as of the Closing.

         (b) SELLER in all material respects shall have complied with this Agreement on or prior to the Closing.

         (c) The conveyance of the Properties from SELLER to PURCHASER will not violate any laws or agreements applicable to or affecting the Properties; and PURCHASER, upon consummation of the purchase of the Properties will succeed to the interest of SELLER in and to the Properties.

         (d) Since the date hereof there shall have been no material and a dverse change in the condition or value of the Properties.

         (e) PURCHASER shall have received sufficient information from SELLER to permit PURCHASER, in the opinion of its auditors and legal counsel, to comply with all reporting and disclosure rules of the SEC and each state.

                                    ARTICLE VI

                                     Closing

         Section 6.01. Closing. The consummation of the purchase and sale of the Properties (the "Closing") shall occur on or before September 10, 1996 or fifteen (15) business days following the satisfaction of all condi-tions hereto, unless extended as provided in other provisions hereof, (the "Closing Date"), at the offices of SELLER, or at such other date or place as may be agreed upon by the Parties. At the Closing, the following shall occur:

         (a) SELLER shall execute, acknowledge, and deliver to PURCHASER four (4) counterpart original Assignments in proper and recordable form.

         (b) Subject to Section 1.02, PURCHASER shall pay and deliver, in immediately available funds, the Purchase Price for the Properties.

         (c) SELLER shall deliver to PURCHASER the originals of all con-sents to assignment, waivers of preferential rights of purchase, and such other consents and waivers as may be required under any Leases, surface leases, ease-ments, unit agreements, operating agreements, or other contracts or agreements affecting all or any part of the Properties or constituting all or any part of the Properties.

         (d) SELLER shall deliver to PURCHASER evidence satisfactory to PURCHASER's attorneys that all title defects identified by PURCHASER, its attorneys, SELLER, its attorneys or other persons, have been cured, or provision for their cure satisfactory to PURCHASER has been made.

         (e) SELLER shall deliver to PURCHASER the originals of all lease files (including Leases), surface leases, documents, agreements, instruments, contracts, unit agreements, data, and information respecting the Properties and/ or constituting a part of the Properties which are required to be made available to PURCHASER under other provisions of this Agreement.

         (f) Each SELLER and PURCHASER shall deliver to the other duly executed, acknowledged, sworn, and/or certified originals of the following:

                (i) Consents and resolutions of their respective Boards of Directors, dated as of the Closing Date, authorizing each Party's officers to enter into and consummate this Agreement.

               (ii) A certificate from the corporate secretary of each Party dated as of the Closing Date certifying the authority and signatures of the officers empowered to execute this Agreement and related documents and instruments, and certifying that the articles of incorporation and by-laws attached to such certificates are true and correct and that there exist no amendments thereto except as attached, and certifying this Agreement and related documents and instruments to constitute the binding and legal obligation of such Party.

              (iii) A copy of the articles of incorporation or organiza-tion and amendments thereto of each Party certified by the Secretary of State of the State in which each Party is incorporated, dated no later than 15 days prior to the Closing Date.

               (iv) Certificates of existence and good standing from the Secretary of State of each State in which each Party is incorporated, dated no later than 15 days prior to the Closing Date.

         (g) At the Closing, and thereafter as may be necessary, the Parties hereto shall execute, acknowledge and deliver such other instruments and shall take such other action as may be necessary to carry out their respective obligations under this Agreement. Simultaneously with the consummation of this transaction, SELLER shall put PURCHASER into full possession and enjoyment of the Properties.

         Section 6.02. Letters in Lieu. At the Closing, SELLER and PURCHASER shall each execute and deliver to the other documents necessary or appropriate to effect a change in ownership, including Letters in Lieu of Divi-sion orders in a form satisfactory to SELLER and PURCHASER which shall identify the Properties by the appropriate well, lease, tract, or property numbers used by the purchasers of production to identify the Properties, and will cause the same to be delivered to each purchaser of production from the Properties, instructing such purchaser to make all future payments directly to PURCHASER or its designated agent.



                                      ARTICLE VII

                                      Termination

         Section 7.01. Certain Obligations Upon Termination. In the event the purchase and sale is not consummated and/or this Agreement is terminated in accordance with its terms prior to Closing, PURCHASER shall return all books, records, maps, files, papers, and other property in PURCHASER's possession relating to the Properties belonging to SELLER.



                                 ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.01. Further Assurances. From time to time, (whether at or after the Closing) and without further consideration, the Parties as appropriate, shall execute and deliver or cause to be delivered such further instruments of conveyance, security, assignment and transfer, including but not limited to, assignments, bills of sale, transfer and division orders, mortgages and financing statements and take such other action as may reasonably be requested in order to more effectively or completely convey and secure the Properties.

         Section 8.02. Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by certified mail, postage prepaid, addressed to SELLER and to PURCHASER at the addresses set forth above. Any Party may, by written notice so delivered to the others, change the address to which delivery shall there-after be made.

         Section 8.03. Entire Agreement. This instrument states the entire agreement among the Parties hereto with respect to the subject matter hereof and may be supplemented, altered, amended, modified or revoked by writing only, if signed by all of the Parties.

         Section 8.04. Headings. The title and headings that appear in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         Section 8.05. Exhibits. Wherever a reference to an Exhibit appears in this Agreement, that Exhibit is incorporated by reference as if fully set out herein.

         Section 8.06. Survival. The representations and warran-ties of PURCHASER and SELLER contained in Sections 4.01 and 4.02 of this Agree-ment shall terminate, expire, and be extinguished upon the expiration of eighteen (18) months following the Closing of the Properties. Such termination shall not cause the termination, modification or extinction of those warranties contained in Section 2.07 of this Agreement. Further, such termination shall not cause the termination, modification, or extinction of any representation, warranty, or provision of any documents or instruments (including the Agreement) executed at Closing. The covenants, indemnities, and obligations of the Parties shall survive the Closing and not be merged in, impaired, or abrogated by the consummation of such Closing or the delivery of any documents or instruments on such Closing.

         Section 8.07. No Third Party Beneficiaries. Nothing in this Agreement shall entitle any party other than PURCHASER and SELLER and their respective successors and assigns to any claim, cause of action, remedy or right of any kind.

         Section 8.08. Governing Law. The law of the State of Texas shall govern this Agreement and all transactions contemplated herein, including any choice of law rules which may require the application of the laws of another state.

         Section 8.09. Partial Invalidity. If one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity shall no affect any other provi-sion of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change a to cause completion of the transactions contemplated hereby to be unreasonable.

         Section 8.10. Expense of this Agreement. Unless otherwise specified in this Agreement, each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel, engineers, and accountants) and shall not be entitled to any reimbursement therefor from the other Parties hereto unless such costs and expenses result from a material breach of this Agreement by the other Party.

         Section 8.11. Signatures. The persons signing below, by their execution, represent and warrant that they have full and lawful authority to bind the respective entities on whose behalf they are signing.

         Section 8.12. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.






         EXECUTED as of the day and year first above mentioned.


                    SELLER





                    By:


                    PURCHASER

                    WESTCO PRODUCING COMPANY



                    By:
                       Marshall A. Smith III, President

                                       EXHIBIT A

                          Leases, Wells, and Other Interests

                   [To be provided by SELLER, in form and substance
                           reasonably satisfactory to PURCHASER]


                                        EXHIBIT B

                                    Form of Assignment

                   [To be provided by PURCHASER, in form and substance
                              reasonably satisfactory to SELLER]


                                         EXHIBIT C

                                         Accounting

                    [To be supplied by PURCHASER, in form and substance
                              reasonably satisfactory to SELLER]


                                          EXHIBIT D

                                             Plat

                            [To be supplied by SELLER, in form
                            reasonably satisfactory to PURCHASER]


                                          EXHIBIT E

                                    Permitted Encumbrances

                             [To be supplied by SELLER, in form
                            reasonably satisfactory to PURCHASER]


                                            EXHIBIT F

                        Economic Evaluation and Engineering Report

                                 [To be supplied by PURCHASER]

                                    June 25, 1996


Mr. Gary S. Barker
Pharaoh Oil & Gas
400 W. Illinois, Suite 940
Midland, Texas 79701

RE:      Addendum to Purchase and Sale Agreement date June 12, 1996

Dear Mr. Barker:

         The following Letter of Understanding is an addendum to and made a part thereof of the Purchase and Sale Agreement (Agreement) between Pharaoh Oil &
Gas (Pharaoh) and WestCo Producing Company (WestCo) dated June 12, 1996.

         Pharaoh agrees to expend the capital funds to provide the equipment necessary to place approximately twenty (20) currently non-producing wells back in production. Upon closing of the Agreement, WestCo will reimburse Pharaoh for the capital costs incurred on these wells.

         Pharaoh agrees to provide WestCo status reports concerning the subject wells on the first and fifteenth of the month until closing. Such reports will include actual capital equipment costs, production and other pertinent informa-tion that may be necessary to finalize WestCos third party engineering report.

                                Sincerely,



                             Marshall A. Smith
                             President


AGREED:

PHARAOH OIL & GAS


By:

                                    July 3, 1996


Mr. Gary S. Barker
Pharaoh Oil & Gas, Inc.
400 W. Illinois, Suite 940
Midland, Texas 79701

RE:      1.       Purchase and Sale Agreement between Pharaoh Oil & Gas, Inc.
                  ("Pharaoh") and WestCo Producing Company ("WestCo"), dated
                  June 12, 1996.
         2.       Letter of Agreement between Pharaoh and WestCo concerning news release, dated June 12, 1996.
         3.       Addendum to Purchase and Sale Agreement, dated June 25, 1996
                  (collectively referred to as the "Agreement").

Dear Mr. Barker:

         During the course of our due diligence since executing the referenced Agreement, we have discovered that titles for the subject properties are in the name of Gary O. Bolen, DBA Badger Oil Company, and the properties are burdened with a Deed of Trust to Texas Commerce Bank in the name of Gary O. Bolen, individually and DBA Badger Oil Company.

         This letter constitutes an addendum to the Agreement whereby Gary O. Bolen, individually and DBA Badger Oil Company shall be added as a Seller under the same terms and conditions of the Agreement. Please acknowledge this addendum on behalf of and as agent for Gary O. Bolen, individually and DBA Badger Oil Company, under authority of the Power of Attorney executed by Gary O. Bolen on July 3, 1996.

                                       Sincerely,



                                       Jim C. Bigham
                                       Executive Vice President and Secretary

ACKNOWLEDGED:

PHARAOH OIL & GAS, INC.                             ON BEHALF OF GARY O. BOLEN,
                                                    INDIVIDUALLY AND DBA
                                                    BADGER OIL COMPANY
By:
                                                    By:
Title:                                                 Gary S. Barker, Agent

                              August 1, 1996


Mr. Gary S. Barker
Pharaoh Oil & Gas, Inc.
1801 West Texas Avenue
Midland, Texas 79701

RE: Purchase and Sale Agreement between Pharaoh Oil & Gas, Inc., Gary O. Bolen, individually and DBA Badger Oil Company, and WestCo Producing Company, dated June 12, 1996 (the "Agreement").

Dear Mr. Barker:

         As mutually agreed and in accordance with referenced Agreement, Section 1.02, we are tendering an additional $100,000.00 performance deposit to extend the Closing Date to October 10, 1996. All other terms and conditions will remain as stated in the Agreement.

         If acceptable, please sign in the appropriate spaces below.

                                        Sincerely,



                                       Jim C. Bigham
                                       Executive Vice President and Secretary

ACCEPTED:

PHARAOH OIL & GAS, INC.                      ON BEHALF OF GARY O. BOLEN,
                                             INDIVIDUALLY AND DBA
                                             BADGER OIL COMPANY

By:                                          By:
                                                Gary S. Barker, Agent
Title:

                          September 25, 1996


Mr. Gary S. Barker
Pharaoh Oil & Gas, Inc.
1801 West Texas Avenue
Midland, Texas 79701

RE: Purchase and Sale Agreement between Pharaoh Oil & Gas, Inc., Gary O. Bolen, individually and DBA Badger Oil Company, and WestCo Producing Company, dated June 12, 1996 (the "Agreement").

Dear Mr. Barker:

         As mutually agreed and under Section 1.02 of the Agreement, we have funded an dditional $100,000.00 for a performance deposit total of $300,000.00. All other terms and conditions will remain as stated in the Agreement.

         Please acknowledge receipt of the $300,000.00 performance deposit by signing in the appropriate spaces below on behalf of Pharaoh Oil & Gas, Inc. and as agent for Gary O. Bolen, individually and DBA Badger Oil Company, under authority of the Power of Attorney executed by Gary O. Bolen on July 3, 1996.

                                  Sincerely,



                                  Jim C. Bigham
                                  Executive Vice President and Secretary

ACKNOWLEDGED:

PHARAOH OIL & GAS, INC.                      ON BEHALF OF GARY O. BOLEN,
                                             INDIVIDUALLY AND DBA
                                             BADGER OIL COMPANY

By:                                          By:
                                                Gary S. Barker, Agent
Title:

EXHIBIT 2.2

ADDENDUM TO PURCHASE AND SALE AGREEMENT


         This Addendum is hereby entered into on this 10th day of October, 1996, by and between:
                           GARY O. BOLEN, Individually and d/b/a
                                  BADGER OIL & GAS COMPANY,
        a resident of the full age of majority of the County of ____________, State of Texas, appearing through Gary S. Barker, Agent and Attorney-in-Fact, and

                            PHARAOH OIL & GAS, INCORPORATED,
         a Texas business corporation appearing herein through Gary S. Barker, its duly authorized President,

         (hereinafter collectively referred to as Sellers)

                                        and

                              GULFWEST TEXAS COMPANY,
         a Texas business corporation appearing herein through Marshall A. Smith, III, its duly authorized President, hereinafter referred to as Purchaser.

who did agree as follows:

         WHEREAS, Sellers entered into a Purchase and Sale Agreement with WestCo Producing Company (WestCo) on June 12, 1996 which was amended by letter agree-ment dated July 3, 1996 (collectively the Purchase and Sale Agreement) for the sale to WestCo of certain Oil and Gas Leases described on Exhibit A in the Purchase and Sale Agreement and attached hereto and made a part hereof; and

         WHEREAS, WestCo assigned all of its rights, title and interest in and to the Purchase and Sale Agreement to Purchaser by act dated October 10, 1996:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
                                            1.

         To add additional Sections to Article IV, Representations, Warranties, and Additional Covenants to read as follows:

4.05             The Working Interest to be conveyed shall not be greater than nor the Net Revenue Interest less than as set forth on Exhibit B attached hereto and made a part hereof.

4.06             Seller will timely make its monthly payments on the Term Note in the principal amount of $2,000,000.00 and the Revolving Line of Credit Note in the principal amount of $7,530,000.00, both dated May 31, 1996 secured by that Deed of Trust in favor of Texas Commerce Bank National Association (Prior Indebtedness) which is secured in part by the Oil and Gas interests to be assigned to Purchaser and Sellers will not permit an Event of Default to occur on the Prior Indebtedness.

         All of the covenants, warranties, representations, indemnities, terms, and conditions of the Purchase and Sale Agreement shall remain in full force and effect.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors, and assigns.


                        [Remainder of Page Intentionally Left Blank]

 US DONE AND SIGNED on the date first above written, after reading of the whole.

                                      GARY O. BOLEN, Individually
                                      and d/b/a BADGER OIL & GAS
                                      COMPANY


                                       BY:_______________________________
                                          Gary S. Barker, Agent and
                                          Attorney-in-Fact

                                       PHARAOH OIL & GAS, INC.


                                       BY:_______________________________
                                          Gary S. Barker, President

                                       GULFWEST TEXAS COMPANY


                                       BY:_______________________________
                                          Marshall A. Smith, III,
                                          President

EXHIBIT 2.3
               ASSIGNMENT OF PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is hereby entered into on this 10th day of October, 1996, by and between:

                      GARY O. BOLEN, Individually and d/b/a
                              BADGER OIL COMPANY,

                  a resident of the full age of majority of the County of ____________, State of Texas, appearing herein by and through Gary S. Barker, his agent and attorney-in-fact,

                           PHARAOH OIL & GAS, INC.,

                  a Texas business corporation appearing herein through Gary S. Barker, its duly authorized President,

         hereinafter collectively referred to as Sellers, and

                            WESTCO PRODUCING COMPANY,

                  a Texas business corporation appearing herein through Marshall A. Smith, III, its duly authorized President, hereinafter referred to as WestCo, and

                            GULFWEST TEXAS COMPANY,

                  a Texas business corporation appearing herein through Marshall A. Smith, III, its duly authorized President, hereinafter referred to as Purchaser, who declared that:

         WHEREAS, Sellers entered into that Purchase and Sale Agreement dated June 12, 1996 and amended by letter dated July 3, 1996 and further amended by that Addendum to Purchase Agreement dated October 10, 1996 (collectively referred to as the Purchase and Sale Agreement) wherein Sellers agreed to assign Oil and Gas Leases to WestCo; and

        WHEREAS, WestCo has agreed to assign all of its rights, title, and interest in and to the Purchase and Sale Agreement to Purchaser and Purchaser does hereby agree to purchase from Sellers said Oil and Gas Leases:

         NOW, THEREFORE, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. WestCo assigns all of its rights, title, and interest in and to the Purchase and Sale Agreement unto Purchaser;

                  2. Purchaser agrees to be bound by all of the terms and conditions of the Purchase and Sale Agreement;

                  3. Sellers hereby consent to the assignment of the Purchase and Sale Agreement to Purchaser ;

                  4. All of the parties hereto agree that in all other respects, the covenants, representations, warranties, indemnities, obligations, terms, and conditions of the Purchase and Sale Agreement shall remain in full force and effect.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors and assigns.

         THUS DONE AND SIGNED on the date first above written, after reading of the whole.

                                        GARY O. BOLEN, individually and d/b/a
                                        BADGER OIL COMPANY


                                         BY:______________________________
                                            Gary S. Barker, Agent and
                                            Attorney-in-Fact

                                        PHARAOH OIL & GAS,  INC.

                                        BY:______________________________
                                           Gary S. Barker, President

                                        WESTCO PRODUCING COMPANY

                                        BY:_____________________________
                                           Marshall A. Smith, III, President

                                        GULFWEST TEXAS COMPANY


                                         BY:______________________________
                                            Marshall A. Smith, III, President

EXHIBIT 2.4

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS
                                          KNOW ALL MEN BY THESE PRESENTS

COUNTY OF CROCKETT

This Assignment and Bill of Sale is entered into this 10th day of October, 1996, by and between Gary O. Bolen, individually and d/b/a Badger Oil Company, Pharaoh Oil & Gas, Inc., a Texas corporation, Midland, Texas, herein referred to as Assignor, and GULFWEST TEXAS COMPANY, a Texas corporation, Dallas, Texas, herein referred to as Assignee.

For an adequate consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby grant, assign and convey, with warranty of title and special warranty covenants and subject to the terms and conditions contained herein, unto Assignee all of Assignors right, title and interest in the Oil and Gas Leases and the wells thereon acquired by those certain Assign-ment and Bill of Sales from Xeric Oil and Gas Corporation to Badger Oil Company dated June 5, 1995 and September 20, 1995; and recorded in Volume 518 at page 232 and Volume 521 at page 547 respectively, of the Official Records of Crockett County, Texas, and that certain Assignment and Bill of Sale from Badger Oil Company to Pharoh Oil and Gas, Inc. dated the 11th day of February, 1996, and recorded in Volume 534, at page 820, of the official records of Crockett County, Texas, said leases described on Exhibit A attached hereto and incorporated herein by this reference for all purposes, together with all of Assignors interest in all personal property and equipment, to include but not limited to wellbores, casing, tubing, all surface equipment and buildings, tank batteries, office building, storage yard, etc. located on, used or obtained in connection with said leases and lands and operations thereof as follows: SAVE AND EXCEPT that certain Deep Ellenburger well presently known as the I. Vaughn/Deep #1 Well (RRC#04380) for which Assignor reserves unto itself, its heirs, successors and assigns all of Assignors right, title and interest in and to the 40 acres surrounding said well out of the E/2 of Section 85, GC&SF RR Co. Survey, Block OP as to all depths.

                                 SEE ATTACHED EXHIBIT "A"

     The interests assigned herein are conveyed subject to the following:

     1. The terms and provisions of said leases and any and all intervening assignments thereof.

     2. All federal, state and local laws, rules. orders and regulation which may govern or apply to the acquisition, ownership, operation or transfer of said leases, or any portion thereof, and

     3. It is the intent of the Assignor hereunder to assign all of its right, title and interest in and to the leases described in Exhibit A attached hereto, including, but not limited to the interests in the leasehold described therein as to those depths held of record by Assignor as of the effective date of this assignment.

     4. Assignor shall be responsible for all ad valorem taxes, real property taxes, personal property taxes, production severance taxes, and similar obliga-tions arising from and incurred during the operations and ownership of Assignor. With respect to the year 1996, ad valorem taxes have been prorated accordingly between the parties and Assignee shall be solely responsible for the payment of same for the year 1996 and all subsequent years.

     5. Assignor saves and excepts herefrom any and all sums, adjustments of production, and proceeds owed Assignor accruing by virtue of production sold from the Lease(s) and the Lands prior to 7:00 a.m. local time on the Effective date of this Assignment, and any and all payments owed Assignor under any other agreements, as set out below, to which this Assignment is made subject. Assignor and Assignee agree that production in the tanks as of the effective date hereof is hereby assigned and conveyed to Assignee.

     6. Assignee expressly agrees to fully protect, defend, indemnify and hold harmless Assignor, its employees and agents, successors and assigns from and against each and every claim, demand, action, cause of action, or lawsuit, and any liability, cost, expense, damage, or loss, including court costs and attorneys fees, and including claims based upon theories of negligence, gross negligence or willful Misconduct (collectively, "Claims") arising from or relating to, directly or indirectly, Assignees operation or ownership of the Property after 7:00 a.m. local time of the Effective Date.

     7. Assignor expressly agrees to fully protect, defend, indemnify and hold harmless Assignee, its employees and agents, successors and assigns from and against each and every claim, demand, action, cause of action, or lawsuit, and any liability, cost, expense, damage, or loss, including court costs and attorneys fees, and including claims based upon theories of negligence, gross negligence or willful misconduct (collectively, "Claims") arising from or relating to, directly or indirectly, Assignors operation or ownership of the Property before 7:00 a.m. local time of the Effective Date.

     8. This Assignment and Bill of Sale of the personal property and equip-ment is made on an AS IS, WHERE IS basis without any warranty, except to the special warranties, covenants, representations expressly agreed to by Assignor and Assignee in that certain Purchase and Sale Agreement dated June 12, 1996, amended by that letter Agreement dated July 3, 1996 and further amended by Addendum to the Purchase and Sale Agreement dated October 10, 1996, and all subsequent addendums thereof; and, ASSIGNOR MAKES NO WARRANTIES OR REPRESENTA-TIONS EXPRESS OR IMPLIED WITH RESPECT TO 1) ORIGIN, QUANTITY, QUALITY, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PUPPOSE, SAFETY OF EQUIPMENT, AND 2) THE QUANTITY, VALUE OR EXISTENCE OF RESERVES OF OIL, GAS OR OTHER MINERALS PRODUCIBLE OR RECOVERABLE FROM THE LANDS, OR CONDITION OF THE LANDS AND RELATED FIXTURES AND IMPROVEMENTS.

FURTHER, except as provided for herein, the title to the interest in and to the oil and gas leases and the wells thereon described in Exhibit A is conveyed herein by Assignor, its heirs, successors and assigns with special warranties, covenants and indemnities expressly agreed to in the hereinabove described Purchase and Sale Agreement, unto Assignee, its successors and assigns, against all persons whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under it, but not otherwise.

   All descriptions set forth herein and all information heretofore or hereafter furnished to Assignee by Assignor concerning any or all of the leases, lands, wells, contracts and/or personal property and the operation thereof, have been and shall be furnished solely for Assignees convenience and have not constituted and shall not constitute a representative or warranty of any kind by Assignor, and any reliance thereupon by Assignee shall be at Assignees sole risk and liability.

     This Assignment shall be binding upon and inure to the benefits of Assignor, Assignee and their respective heirs, successors and assigns.

     This Assignment and Bill of Sale is dated this 10th day of October, 1996 but shall be effective as of 7:00 a.m. local time, the 1st day of October, 1996.


                      ASSIGNOR

                      Gary O. Bolen, Individually and d/b/a Badger Oil Company

                      _______________________________________
                      By: Gary S. Barker, Agent and Attorney in Fact by virtue of Power of Attorney


                      PHARAOH OIL & GAS, INC.


                      _______________________________________
                      By: Gary S. Barker, President

                      ASSIGNEE:

                      GULFWEST TEXAS COMPANY


                      _______________________________________
                      By: Marshall A. Smith, III, President

                   ***************************************

                              ACKNOWLEDGMENT


STATE OF TEXAS
COUNTY OF _______________________

     This instrument was acknowledged before me on this the ________ day of October, 1996, by Gary S. Barker, Agent and Attorney in Fact for Gary Bolen, Individually and d/b/a Badger Oil Company.


My Commission Expires:___________               ______________________________
                                                Notary Public in and for the
                                                State of Texas






                    ************************************

                               ACKNOWLEDGMENT


STATE OF TEXAS
COUNTY OF _____________________

     This instrument was acknowledged before me on this the ________ day of October, 1996, by Gary S. Barker, President of Pharaoh Oil & Gas, Inc.


My Commission Expires:___________              ______________________________
                                               Notary Public in and for the
                                               State of Texas






                     ***************************************

                                  ACKNOWLEDGMENT


STATE OF TEXAS
COUNTY OF ____________________________

     This instrument was acknowledged before me on this the ________ day of October, 1996, by Marshall A. Smith, III, President of GulfWest Texas Company.


My Commission Expires:___________              ______________________________
                                               Notary Public in and for the
                                               State of Texas

EXHIBIT 3.2

                              STATEMENT OF RESOLUTION
                   ESTABLISHING AND DESIGNATING A SERIES OF SHARES
                                       OF
                              GULFWEST OIL COMPANY

             10% Convertible Preferred Stock,  par value $.01 per share

     Pursuant to the provisions of Article 2.13 of the Texas Business Corpora-tion Act, and pursuant to Article 4.1 of its Articles of Incorporation, the undersigned, GulfWest Oil Company (the "Issuer"), hereby submits the following statement for the purposes of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

                                       I.

     The name of the Issuer is GulfWest Oil Company.

                                       II.

     The following resolution establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Issuer on July 2, 1996:

                                      III.

RESOLVED, by the Board of Directors (the "Board") of GulfWest Oil Company, a Texas corporation (the "Issuer"), that pursuant to authority expressly granted to and vested in the Board by the provisions of the Articles of Incorporation of the Issuer (the "Articles of Incorporation"), the Board hereby creates a series of the class of authorized Preferred Stock, par value $.01 per share, of the Issuer (the "Preferred Stock"), and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as follows:

     SECTION 1. Designation of Series. The shares of such series shall be designated "Class AA Preferred Stock" (hereinafter called "Class AA
Preferred Stock").

     SECTION 2. Number of Shares. The number of shares of Class AA Preferred Stock shall be 4,000, of which number the Board may decrease (but not below the number of shares of the series then outstanding).

     SECTION 3.                Dividends.

              (a) Rate. The dividend rate for each share of the Class AA Preferred Stock shall be $50.00 per share per annum. Cash dividends at such rate shall be payable in quarterly installments, as declared by the Board, on each March 31, June 30, September 30, and December 31, commencing on December 31, 1996 (a "Dividend Payment Date"). Such dividends shall be cumulative from the date of initial issuance of such share of the Class AA Preferred Stock and shall be payable to holders of record as their names appear on the stock transfer books of the Issuer on such record date.

              (b) Preference. No distribution shall be declared or paid or set apart for payment on any stock ranking, as to dividends, junior to the Class AA Preferred Stock, including without limitation the shares of the Issuers Common Stock, par value $.001 per share (the "Common Stock"), for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Class AA Preferred Stock for all dividend payment periods termina-ting on or prior to the date of payment of the distribution on such junior stock; provided that the foregoing restriction shall not be applicable to divi-dends payable in Common Stock or another stock of the Issuer ranking junior to the Class AA Preferred Stock as to dividends and liquidation rights.

     SECTION 4. Redemption Rights. The Class AA Preferred Stock is redeemable in whole or in part at any time, at the option of the Issuer, at a price equal to 120% of the price paid by the purchaser plus all accrued and undeclared or unpaid dividends.

     SECTION 5. No Sinking Fund. The Class AA Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

     SECTION 6. Liquidation. The holders of the Class AA Preferred Stock shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer, be entitled to receive in full out of the assets of the Issuer, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock, the amount of $500 per share, plus an amount per share equal to all then accrued and unpaid dividends.

     SECTION 7. Conversion Rights. The holders of the Class AA Preferred Stock shall have the right, at their option, to convert all or any part of such shares into Common Stock of the Issuer at any time on and subject to the following terms and conditions:

              (a) Conversion Price. The number of shares of Common Stock issuable upon conversion of each share of the Class AA Preferred Stock shall be based upon a purchase value of $500 per share of the Class AA Preferred Stock, plus dividends accumulated thereon through the Dividend Payment Date immediate-ly preceding the conversion date and unpaid on the conversion date, divided by the price of $5.00 per share.

              (b) Procedure. Each holder of the Class AA Preferred Stock may exercise such conversion privilege by delivering to the Issuer the certifi-cate for the shares of Class AA Preferred Stock to be converted into Common Stock and written notice that the holder elects to convert such shares. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such deliver is made. On the conversion date or as promptly thereafter as practicable, the Issuer shall deliver to the holder of the Class AA Preferred Stock surrendered for conversion, or as otherwise directed by such holder in writing, a certificate for the number of shares of Common Stock deliverable upon the conversion of such Class AA Preferred Stock. No fractional shares of the Common Stock will be issued upon conversion; any fractional interest which would result from conversion shall be rounded up or down to the nearest whole share and there shall be no cash due by or to the Issuer in respect of such fractional interest.

     SECTION 8. Voting Rights. Except as otherwise expressly required by law, the holders of the Class AA Preferred Stock shall not be entitled to vote as a class on any matters.

     SECTION 9. Participation. In addition to cumulative divi-dends as declared, the holders of the Class AA Preferred Stock will receive cumulative prorata distributions from the Issuers net profits (the "Net Profits"), as hereinafter defined, on an annual basis, with payments commencing December 31, 1997. The total annual distributions to the holders of the Class AA Preferred Stock, as a class, cannot exceed 25% of the Issuers net profits derived from the properties purchased with the proceeds from the sale of the Class AA Preferred Stock. Net Profits is defined as the Issuers net proceeds from oil and gas sales (after royalties, overrides and severance taxes have been deducted) less (i) the cost to produce such sales, including lease operating expenses, compression, transportation and taxes; (ii) any capital expenditures not funded by the sale of the Class AA Preferred Stock; (iii) the prorata share of any dividend payments attributable to the Class AA Preferred Stock; and (iv) the amount of any debt service (principal and interest) required to purchase the Subject Properties.

              IN WITNESS WHEREOF, this Statement of Resolution is executed on behalf of the Issuer by its Executive Vice President and Secretary this 2nd day of July, 1996.

                                        GULFWEST OIL COMPANY



                      By:
                         Jim C. Bigham
                         Executive Vice President and Secretary

EXHIBIT 3.3

                               STATEMENT OF RESOLUTION
                     ESTABLISHING AND DESIGNATING A SERIES OF SHARES
                                        OF
                               GULFWEST OIL COMPANY

              9% Convertible Preferred Stock,  par value $.01 per share

     Pursuant to the provisions of Article 2.13 of the Texas Business Corpora-tion Act, and pursuant to Article 4.1 of its Articles of Incorporation, the undersigned, GulfWest Oil Company (the "Issuer"), hereby submits the following statement for the purposes of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     I.       The name of the Issuer is GulfWest Oil Company.

     II. The following resolution establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Issuer on August 22, 1996:

     III. RESOLVED, by the Board of Directors (the "Board") of GulfWest Oil Company, a Texas corporation (the "Issuer"), that pursuant to authority expressly granted to and vested in the Board by the provisions of the Articles of Incorporation of the Issuer (the "Articles of Incorporation"), the Board hereby creates a series of the class of authorized Preferred Stock, par value $.01 per share, of the Issuer (the "Preferred Stock"), and authorizes the issuance thereof, and hereby fixes the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as follows:

     SECTION 1. Designation of Series. The shares of such series shall be designated "Class AAA Preferred Stock" (hereinafter called "Class AAA Preferred Stock").

     SECTION 2. Number of Shares. The number of shares of Class AAA Preferred Stock shall be 4,000, of which number the Board may decrease (but not below the number of shares of the series then outstanding).

     SECTION 3.                Dividends.

              (a) Rate. The dividend rate for each share of the Class AAA Preferred Stock shall be $45.00 per share per annum. Cash dividends at such rate shall be payable in quarterly installments, as declared by the Board, on each December 31, March 31, June 30, and September 30, commencing on December 31, 1996 (a "Dividend Payment Date"). Such dividends shall be cumulative from the date of initial issuance of such share of the Class AAA Preferred Stock and shall be payable to holders of record as their names appear on the stock transfer books of the Issuer on such record date. The Class AAA Preferred Stock shall be non-participating and holders thereof shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section 3.

              (b) Preference. No distribution shall be declared or paid or set apart for payment on any stock ranking, as to dividends, junior to the Class AAA Preferred Stock, including without limitation the shares of the Issuers Common Stock, par value $.001 per share (the "Common Stock"), for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Class AAA Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of the distribution on such junior stock; provided that the foregoing restriction shall not be applicable to dividends payable in Common Stock or another stock of the Issuer ranking junior to the Class AAA Preferred Stock as to dividends and liquidation rights.

     SECTION 4. Redemption Rights. The Class AAA Preferred Stock is not redeemable.

     SECTION 5. No Sinking Fund. The Class AAA Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

     SECTION 6. Liquidation. The holders of the Class AAA P referred Stock shall, in case of voluntary or involuntary liquidation, dissolu-tion or winding up of the affairs of the Issuer, be entitled to receive in full out of the assets of the Issuer, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock, the amount of $500 per share, plus an amount per share equal to all then accrued and unpaid dividends.

     SECTION 7. Conversion Rights. The holders of the Class AAA Preferred Stock shall have the right, at their option, to convert all or any part of such shares into Common Stock of the Issuer at any time on and subject to the following terms and conditions:

              (a) Conversion Price. The number of shares of Common Stock issuable upon conversion of each share of the Class AAA Preferred Stock shall be based upon a purchase value of $500 per share of the Class AAA Preferred Stock, plus dividends accumulated thereon through the Dividend Payment Date immediately preceding the conversion date and unpaid on the conversion date, divided by the lesser of (i) $3.50 per share or (ii) 70% of the average closing bid price of the Common Stock as reported by the Nasdaq for the 15 trading days that end on the 3rd business day preceding the date of the conversion (the "Conversion Price").

              (b) Procedure. Each holder of the Class AAA Preferred Stock may exercise suchconversion privilege by delivering to the Issuer the certifi-cate for the shares of Class AAA Preferred Stock to be converted into Common Stock and written notice that the holder elects to convert such shares. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such deliver is made. On the conversion date or as promptly thereafter as practicable, the Issuer shall deliver to the holder of the Class AAA Preferred Stock surrendered for conversion, or as otherwise directed by such holder in writing, a certificate for the number of shares of Common Stock deliverable upon the conversion of such Class AAA Preferred Stock. No fractional shares of the Common Stock will be issued upon conversion; any fractional interest which would result from conversion shall be rounded up or down to the nearest whole share and there shall be no cash due by or to the Issuer in respect of such fractional interest.

     SECTION 8. Voting Rights. Except as otherwise expressly required by law, the holders of the Class AAA Preferred Stock shall not be entitled to vote as a class on any matters, except:

              (a) Directors. Under the conditions described in Section 8(b) below, the number of directors of the Company shall be increased to such number that permit the Class AAA Preferred Stockholders and all such other preferred stockholders ("Preferred Class"), voting as a single class, to elect one-fourth of the directors of the Company.

              (b) Default or Non-Payment of Dividends. If the Company has been notified of a default in payment of debt which it is unable to cure or if the dividends on the Class AAA Preferred Stock are in arrears by more than six quarters, the number of directors of the Company shall be increased to permit the holders of the Class AAA Preferred Stock and all such other preferred stock-holders ("Preferred Class"), voting as a single class, to elect one-fourth of the directors of the Company. The election of such additional directors by holders of the Preferred Stock shall be held at the next annual meeting of shareholders. The right of the holders of the Class AAA Preferred Stock to elect additional directors shall cease, the term of the additional directors elected pursuant to this Section shall terminate forthwith, and the number of directors of the Issuer shall be reduced by such number whenever the default in payment of debt is cured or full cumulative dividends on the Class AAA Preferred Stock shall have been declared and paid.

     SECTION 9.                Registration Rights.

     (a) Pursuant to a subscription agreement and the registration rights defined therein (the "Subscription Agreement") to be entered into between the Issuer and the initial purchasers, the Issuer agrees to file with the Securities and Exchange Commission (the "Commission") a registration statement ("Registra-tion Statement") to cover public resales of Common Stock issuable upon conversion of the Class AAA Preferred Stock, by holders thereof, in each case to satisfy certain conditions relating to the providing of information in connec-tion with the Registration Statement. The Issuer shall be further obligated to use its reasonable best efforts to have any such Registration Statement declared effective as soon as practicable after the filing date thereof and not later than May 15, 1997. The Issuer shall also take such action as may be necessary to keep the Registration Statement effective for a period of 12 months after the effective date and will notify the holders 45 days prior to close of the registration. If the Issuer fails to meet certain of its obligations under the Subscription Agreement, a supplemental payment will be made to holders of the Class AAA Preferred Stock and the Common Stock affected thereby.

     (b) If (i) the Registration Statement is not filed with the Commission or is not declared effective by the Commission by May 15, 1997 or (ii) at any time during which the Registration Statement is required to be kept effective, it shall cease to be effective (other than as a result of the effectiveness of a successor registration statement) and such effectiveness is not restored within 45 days thereafter (each such event referred to in clause (i) or (ii) of this paragraph (b), a "Registration Default"), the Issuer will pay a supple-mental registration payment ("Supplemental Registration Payment") to each holder of the Class AAA Preferred Stock, or of the Common Stock which are "restricted" securities under the Securities Act of 1933 intended to be eligible for resale under the Registration Statement and who satisfy certain conditions relating to the providing of information in connection with the Registration Statement. During the first 90-day period immediately following the occurrence of a Registration Default, such Supplemental Registration Payment shall be in an amount equal to the $2.00 per week per $1,000 purchase amount of the Class AAA Preferred Stock. The amount of Supplemental Registration Payment will increase by an additional $.10 per week of $1,000 purchase amount of the Class AAA Preferred Stock.

All accrued Supplemental Registration Payments shall be paid by wire transfer of immediately available funds or by federal funds check by the Issuer on each regularly scheduled dividend payment date for the Class AAA Preferred Stock. Following the cure of all Registration Defaults, the payment of Supplemental Registration Payments will cease.

     (c) Notwithstanding the foregoing, to the extent necessary, there shall be added to all time limitation periods that number of days representing delays in the Issuers filings with the Commission caused by events beyond the Issuers control despite its best efforts in either of the following categories:
(i) events affecting issuers generally, such as the temporary closure of federal agencies, or (ii) events directly affecting the Issuer such as inability to obtain all information of an acquisition entity constituting a significant subsidiary within a time period that would permit independent auditors to prepare required audited information on a timely basis.

     SECTION 10. Exchangeability. Provided the Class AAA Preferred Stock has not been converted to Common Stock and the dividends on the Class AAA Preferred Stock are in arrears by more than four quarters, the Class AAA Preferred Stock is exchangeable at the holders option on any dividend payment date after January 1, 1998 to Common Stock of the newly formed and wholly-owned subsidiary of the Issuer which owns the properties acquired with the proceeds from the sale of the Class AAA Preferred Stock. The holder of the Class AAA Preferred Stock may elect to exchange the Class AAA Preferred Stock on a prorata basis whereby 4,000 shares of the Class AAA Preferred Stock are exchangeable for 100% of the Common Stock of the subsidiary with an assigned value of $2,000,000. The Company is prohibited from issuing additional shares of the subsidiary so that it remains wholly-owned as long as the Class AAA Preferred Stock is outstanding.

     SECTION 11. Prohibition on Issuance of Additional Preferred Stock With Greater Rights.

              As long as the Class AAA Preferred Stock is outstanding, the Company is prohibited from issuing additional preferred stock with greater preference regarding payment of dividends or liquidation rights.





              IN WITNESS WHEREOF, this Statement of Resolution is executed on behalf of the Issuer by its Executive Vice President and Secretary this 22nd day of August, 1996.


                               GULFWEST OIL COMPANY



                               By:
                                  Jim C. Bigham
                                  Executive Vice President and Secretary

EXHIBIT 4.1

TERM NOTE
Dallas, Texas           October 10, 1996                          $1,500.000.00

     For value received, GULFWEST TEXAS COMPANY, a Texas corporation (herein-after called Maker, whether one or more, and jointly and severally, if more than one) promises to pay to the order of Pharaoh Oil & Gas, Inc. (hereinafter called Assignee) at its offices at 1801 West Texas Avenue, Midland, Midland County, Texas 79701, in lawful money of the United States of America, the sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), together with interest thereon from the date hereof until maturity at a variable rate of interest per annum (Variable Rate) equal to Prime Rate of the Texas
Commerce Bank National Association of Midland, Texas (Bank), as hereinafter defined, plus one and one-half percentage points (1.5%) per annum, but in no event to exceed the Highest Lawful Rate, as hereinafter defined, with adjust-ments in the Variable Rate to be made on the same date as any change in the Prime Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate.

     Notwithstanding the foregoing, if at any time the Variable Rate exceeds the Highest Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Highest Lawful Rate. but any subsequent reductions in such Variable Rate shall not reduce the rate of interest to accrue on this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Variable Rate had at all times been in effect.

     If at maturity or final payment of this Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Variable Rate had at all times been in effect, then Maker agrees to pay to Assignor, to the extent permitted by law, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on this Note if the Highest Lawful Rate had at all times been in effect, or (ii) the amount of interest which would have accrued if the Variable Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Note.

     The term Prime Rate shall mean the rate as determined from time to time by the Bank as being its prime rate, and thereafter entered in the minutes of the Bank's Loan and Discount Committee. Without notice to the Maker or any other person, the Prime Rate shall change automatically from time to time as and in the amount by which the prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     The term Highest Lawful Rate shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, collected or received by the Bank in connection with this Note under laws applicable to the Bank which are presently in effect, or to the extent allowed by law, under applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than appli-cable laws now allow.

     All past due principal and interest on this Note shall bear interest from the maturity thereof until paid, at the Highest Lawful Rate. Unless otherwise specified below, interest and fees shall be computed on a monthly basis of a month of 30 days and on a per annum basis of 360 days and for the actual number of days elapsed (including the first but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on a monthly basis of the actual number of days in each month and on a per annum basis of a year of 365 or 366 days, as the case may be.

     This Note shall be due and payable in thirty-six (36) monthly installments with the first thirty-five (35) due and payable on or before the 22nd day of each and every month, beginning on November 22, 1996, and one final installment of the entire unpaid balance of principal and accrued interest due on or before October 22, 1999 unless extended as hereinafter set forth.

     (1) The first (1st) through and including the thirty-fifth (35th) monthly installments shall each be in the amount of $14,342.88, plus accrued interest; and

     (2) The thirty-sixth (36th) and final installment shall be in the amount of the unpaid balance of principal plus accrued and unpaid interest, and shall be due and payable on or before October 22, 1999 unless otherwise extended.

     If any installment or payment of principal or interest of this Term Note is not paid when due; or if Maker or any drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this Note shall become insolvent (however such insolvency may be evidenced); or if any proceeding, procedure, or remedy supplementary to or in enforcement of judgment shall be restored to or commenced against Maker or any other liable party, or with respect to any property of any of them; or it any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Maker or any other liable party; or any other liable party (if other than a natural person) shall be dissolved, wound up, liquidated or otherwise terminated, or a party to any merger or consolidation without the written consent of Assignor; thereupon at the option of Assignor, the principal balance and accrued interest of this Note shall become and be due and payable forthwith without demand, notice of default, notice of intent to accelerate the maturity, notice of acceleration hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party.

     If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection. or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganiza-tion. arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay Lender its collection costs, including a reasonable amount (which is agreed to be an additional amount equal to ten (10%) percent of the unpaid principal and interest hereof) for attorney's fees, but in no event to exceed the maximum amount permitted by law. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substi-tution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

     It is the intention of Maker and Assignor to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of nonusurious interest allowed by applicable law, and any excess shall be credited on this Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker); and (ii) in the event that maturity of this
Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of nonusurious interest allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to Maker).

     The principal of this Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty, provided, however, there shall be no interest past due under the terms of this Note on the date(s) of such prepayment.

     This Note shall be non-transferable and non-assignable.

     All payments hereunder, whether designated as payment of principal or interest, shall be applied first to the payment of interest, and second to the reduction of principal.

     Unless otherwise specified below, this Note shall be construed under and governed by the laws of the State of Texas.

     Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in affect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

     Maker warrants and represents to Assignor, and to all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.


 THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      GULFWEST TEXAS COMPANY


                                       BY:__________________________________
                                          Marshall A. Smith, III, President